As filed with the Securities and Exchange Commission on December 29, 2015
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PERION NETWORK LTD.
(Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant's name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 HaRokmim Street
Holon 5885849, Israel
+972-3-769-6100
(Address and telephone number of Registrant's principal executive offices)

Smilebox Inc.
15809 Bear Creek Parkway, Suite 320
Redmond, Washington 98052
Phone:  (425(-881-9475
 (Name, address and telephone number of agent for service)

Copies to:

Richard H. Gilden, Esq. Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, New York 10036 Tel: 212-715-9486 Fax: 212-715-8085	Adam M. Klein, Adv. Goldfarb, Seligman & Co. 98 Yigal Alon Street Tel-Aviv 6789141, Israel Tel: +972-3-608-9999 Fax: +972-3-608-9909

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)		Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary shares, par value NIS 0.01 per share	4,436,898	(3)	$3.741	$16,598,435	$1,672

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
Estimated in accordance with Rule 457(c) under the Securities Act, solely for purposes of calculating the registration fee, based on the high and low sales prices of the registrant's ordinary shares on December 24, 2015, as reported on the NASDAQ Global Select Market.

(3)	Represents ordinary shares of the registrant being registered for resale that have been issued to the selling shareholders.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED December 29, 2015

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

PROSPECTUS

4,436,898 Ordinary Shares

The selling shareholders identified in this prospectus may offer and sell from time to time up to 4,436,898 of our ordinary shares.

We will not receive any proceeds from the sale of the shares by the selling shareholders.

Our ordinary shares are traded on the NASDAQ Global Select Market, or NASDAQ, under the symbol “PERI” and on the Tel Aviv Stock Exchange, or the TASE, under the symbol “PERION”. The closing prices of our ordinary shares, as reported on NASDAQ and on the TASE on December 28, 2015, were $3.70 and NIS 14.51 (equal to $3.73 based on the exchange rate between the NIS and the dollar, as quoted by the Bank of Israel on December 28, 2015), respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus.

The selling shareholders may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement.

Neither the SEC, the Israel Securities Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is ______, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that Perion Network Ltd. filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, the selling shareholders identified herein may, from time to time, sell the securities described in this prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

As used in this prospectus and any supplement to this prospectus, and unless we have indicated otherwise or the context otherwise requires, the terms “Perion”, “Registrant”, “Company”, “we”, “us” or “ours” refer to Perion Network Ltd. and its subsidiaries. References to “dollar” and “$” are to U.S. dollars, the lawful currency of the United States, and references to “NIS” are to New Israeli Shekels, the lawful currency of the State of Israel.

ABOUT PERION NETWORK LTD.

We were incorporated under the laws of the State of Israel in November 1999 under the name Verticon Ltd. and changed our name to IncrediMail Ltd. in November 2000.  In November 2011, we changed our name to Perion Network Ltd., to better reflect the diverse nature of our business. We completed the initial public offering of our ordinary shares on the NASDAQ Stock Market on February 3, 2006 and listed on the Tel Aviv Stock Exchange (“TASE”) on November 20, 2007.

On January 2, 2014, we completed the purchase of ClientConnect Ltd., an Israeli company that wholly owns ClientConnect Inc., a Delaware corporation, and ClientConnect B.V., a Netherlands company.

On July 15, 2014, we completed the purchase of Grow Mobile, Inc., a Delaware corporation.

On February 10, 2015, we completed the purchase of Make Me Reach SAS, a French company.

On November 30, 2015, we completed the purchase of Interactive Holding Corp., a Delaware corporation. See “Recent Developments—Undertone Acquisition”.

On December 3, 2015, we completed the private placement of 4,436,898 ordinary shares to the selling shareholders for gross proceeds of $10.125 million. See “Recent Developments—Private Placement”.

Recent Developments

Undertone Acquisition

On November 30, 2015, we completed the purchase of Interactive Holding Corp., a Delaware corporation, and its subsidiaries (collectively referred to as "Undertone") for a purchase price of $131.5 million in cash, subject to customary adjustments. Of that amount, we retained $16 million as a holdback to cover potential claims until May 2017 and are required to pay $3 million in installments over the period ending September 2017 and another $20 million, bearing interest, in November 2020.  Concurrently with the closing, Undertone entered into a new secured credit agreement with its existing lenders for $50 million, due in quarterly installments from March 2016 to November 2019.  The credit agreement is not guaranteed by Perion, but it is secured by a pledge on Perion's indemnification rights under the Undertone acquisition agreement.  In connection with the acquisition, we granted options to purchase 3,291,000 ordinary shares to employees of Undertone and a warrant to purchase 200,000 ordinary shares to a third-party vendor that provides development services to Undertone.

The Undertone acquisition enables us to provide high quality advertising solutions to brands and agencies.  By creating and delivering proprietary high impact ads, as well as display, mobile, and video impressions, we can connect brands with their target audiences seamlessly across screens. Following the closing of the Undertone acquisition, Corey Ferengul, CEO of Undertone, joined Perion's executive management team. In addition, Robert Schwartz, the Vice President of Business Development of Undertone, became our Chief Strategy Officer, in place of Michael Waxman-Lenz, who became the Chief Financial Officer of Undertone.

Private Placement

On December 3, 2015, we completed a private placement of 4,436,898 ordinary shares for gross proceeds of $10.125 million pursuant to a securities purchase agreement with J.P. Morgan Investment Management Inc., as investment advisor to the National Council for Social Security Fund and 522 Fifth Avenue Fund L.P., the selling shareholders. The purchase price per share was $2.282 per share, which was the average closing price of an ordinary share on the Nasdaq Global Select Market for the 30 trading days ended on December 1, 2015. If, on September 1, 2016, the 15-trading day weighted average price of an ordinary share is less than $2.624, the per share purchase price of $2.282 will be adjusted downward 1% for each whole 1% that the September 1, 2016 calculated price is lower than $2.282, up to a maximum adjustment of 15%, and we will issue to the selling shareholders such number of additional ordinary shares as is necessary so that each selling shareholder will receive such number of ordinary shares in total that it would have purchased at the closing of the private placement at such lower price.

In connection with the private placement, we entered into a registration rights agreement with the selling shareholders pursuant to which we granted to the selling shareholders certain registration rights related to the ordinary shares issued in the private placement. We were required to file this registration statement on Form F-3 for the resale of the ordinary shares within 30 days following the closing date of the private placement and to use our reasonable efforts to cause such registration statement to be declared effective within 120 days following the closing date. We may incur liquidated damages if we do not meet our registration obligations. We also agreed to other customary obligations regarding registration, including indemnification and maintenance of the applicable registration statement.

Bank Leumi Credit Facility

On November 22, 2015, we borrowed approximately $20 million under a new credit facility from LeumiTech, the technology banking arm of Bank Leumi le-Israel B.M. The credit facility is secured by a lien on the accounts receivable of ClientConnect, an Israeli subsidiary, from its current and future business clients and is guaranteed by Perion. The credit facility matures in November 2016.

Business Overview

Monetization solutions for publishers and consumer products

In 2015, we generated most of our revenues by providing a search-based monetization solution for our publishers with enhanced analytics capabilities to track and monitor their business performance. From the end user perspective, we enable users to configure their browser settings through the search setting dialogue so they are powered by our search-engine partners. Publishers can choose to implement our solution into or with their products and services (mobile and desktop) and to monetize their users’ search assets.  Our search related products enable end users to, among other things, replace their search asset(s) with ours, where users may conduct searches or follow links to advertisements that advertisers may display.  They also allow publishers the ability to set up syndicated searches on their individual websites and to monetize their users’ other search assets.

The following two solutions were distributed in the past and are still generating very minor revenues, significantly lower than in past years: Our toolbar platform, which allows publishers to create, implement and distribute web browser toolbars; and our search protect software, which allows end users to easily change and manage their selected browser search settings.

In addition, our consumer products are designed to enhance our users’ online experience in a variety of ways. IncrediMail is a unified messaging application that enables consumers to manage multiple email accounts in one place with an easy-to-use interface and extensive personalization features. Smilebox is a leading photo sharing and social expression product and service that quickly turns life's moments into digital keepsakes for sharing and connecting with friends and family in a fun and personal way.

Platforms and products for advertisers

With the Undertone acquisition, we are now able to deliver standard and proprietary display, mobile, video, and high impact ad formats, leveraging proprietary technology to ensure that ads are delivered to the right audience, at the right time, and across the right websites and mobile applications. Our ad creation platform allows us to bring sophisticated high impact formats to market quickly and to streamline production of client campaigns. By using HTML5 and a responsive design, we can deliver a seamless creative experience across screens.  This combination of creative capabilities and proprietary high impact cross-screen and mobile-only advertising formats enable us to differentiate our offering in the market.

Customers can transact with us using traditional insertion order methods or programmatically.  Our programmatic capabilities enable customers to increase automation and efficiency while maintaining access to all of our formats.   Our customers receive dedicated support throughout the full campaign cycle, including planning, client solutions, campaign management, performance and insights.  Undertone has longstanding relationships with major brands and advertising agencies across the United States and the European Union.

In addition, Growmobile, our proprietary mobile marketing platform offers a single dashboard for marketers that makes mobile media buying more efficient across ad networks, exchanges and direct publishers. Advertising networks, agencies and mobile application developers looking to promote their applications often struggle with inefficient and disorganized practices of media buying, campaign measurement and optimization. Our mobile advertising platform simplifies the complexity of mobile app advertising, enabling companies to rapidly acquire new customers, increase user engagement and maximize revenue. It streamlines the process of buying ads across multiple channels, with an integrated solution suite that delivers sophisticated reports for quick results analysis, performance optimization and an increased return on investment.

Growmobile was created to resolve the mobile advertising challenges by offering centralized, programmatic media buying across multiple traffic sources and bringing order to mobile marketing efforts. With our mobile marketing platform, customers can access their performance data and revenue information in one place, enabling them to make better, quicker and more intelligent decisions and help mobile application advertisers improve user acquisition, maximize their return on investment and ultimately meet their business goals.

We offer advertisers the ability to use our platform on a self-serve or fully-managed basis. Our self-serve basis is a unified technical solution which allows advertisers to independently execute their mobile advertising buys using one single, automated, easy to use platform. The platform allows advertisers to control their marketing spends, planning and strategy in-house and utilize the technical tool to create better operational marketing efficiencies. The platform provides a mobile marketing distribution technology which is integrated into over 40 ad networks, exchanges and direct publishers and offers full reporting analytics that present data on results from the advertisers' budget spend and post campaign metrics. Following our acquisition of Make Me Reach, this platform includes social capabilities and the ability to serve ads on Facebook, Instagram and Twitter, as well.

Our fully-managed services provide the same scope of service and benefits as our self-serve services but with the added support and guidance of our experienced account managers. Our managed services include campaign planning, strategy and advisory services. Customers also receive ongoing analysis and optimization of their campaigns for increased return on investment and scaling of their key performance indicator goals.

General

Our headquarters are located at 26 HaRokmim Street, Holon 5885849, Israel. Our phone number is +972-73-398-1000.

Additional information about us and our operations may be found on our website at www.perion.com.  The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

For more information about our business, see our Annual Report on Form 20-F filed with the SEC on April 16, 2015, or the 2014 Annual Report.

RISK FACTORS

An investment in our securities is subject to uncertainties and involves a high degree of risk.  Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. Before you invest in our securities, you should carefully consider the information in this prospectus, as well as the risk factors described in our periodic reports filed with the SEC, including those specified in the section captioned “Risk Factors” in Item 3.D. of our 2014 Annual Report, which is incorporated by reference in this prospectus. If any of those risks actually occur, our business, liquidity, financial condition and results of operations could be materially and adversely affected.  In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” below, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s, actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential” or “continue” or the negative of such terms and other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we do not know whether we can achieve positive future results, levels of activity, performance, or goals. Actual events or results may differ materially from our current expectations. All forward-looking statements included in this report are based on information available to us on the date of this prospectus. Except as required by applicable law, we undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform those statements to reflect the occurrence of unanticipated events, new information or otherwise.

You should read this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we currently expect.

Factors that could cause actual results to differ from our expectations or projections include certain risks, including but not limited to the risks and uncertainties relating to our business, intellectual property, industry and operations in Israel, as described in Item 3.D of our 2014 Annual Report, which is incorporated by reference in this prospectus  Assumptions relating to the foregoing involve judgment with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. In light of the significant uncertainties, inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization and indebtedness as of September 30, 2015.

●     on an actual basis; and

●     on an as-adjusted basis to reflect the $10.1 million private placement of the 4,436,898 ordinary shares offered by this prospectus, net of $0.1 million of legal expenses. See "Recent Developments" above.

The information in this table should be read in conjunction with and is qualified by reference to our unaudited consolidated financial statements and other financial information incorporated by reference into this prospectus.

	As of September 30, 2015
	(U.S. dollars in thousands)
	Actual	As Adjusted
Cash and cash equivalents(1)	73,516	83,536
Short-term bank deposits	55,919	55,919
LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities(2)	50,950	50,950
Total long-term liabilities(3)	31,909	31,909

SHAREHOLDERS' EQUITY
Shares issued and outstanding as of September 30, 2015 (ordinary shares, NIS 0.01 par value, 120,000,000 shares authorized, 71,630,666 shares issued and 71,284,647 outstanding on an actual basis, and 76,067,564 shares issued and 75,721,545 shares outstanding on an as adjusted basis)	195	206
Additional paid-in capital	215,123	225,132
Total shareholders’ equity	205,261	215,281
Total liabilities and shareholders' equity	288,120	298,140

(1)
Does not reflect $98.2 million paid as part of the Undertone acquisition and $20 million received from Bank Leumi under the Bank Leumi Credit Facility, both in November 2015. See “Recent Developments”.

(2)	Does not reflect the $20 million loan from Bank Leumi (see “Recent Developments”) and estimated expenses in the amount of $5.2 million related to the Undertone acquisition, both in November 2015.
(3)
Does not reflect Undertone's $50 million credit agreement, $16 million retained as a holdback and $3 million to be paid in installments, all as part of the Undertone acquisition in November 2015. See “Recent Developments”.

PRICE RANGE OF ORDINARY SHARES

Our ordinary shares are listed on the NASDAQ Global Select Market under the trading symbol "PERI" and on the Tel Aviv Stock Exchange under the trading symbol "PERION."

The following table shows, for the periods indicated, the high and low market prices of our ordinary shares as reported on the NASDAQ and the TASE. The TASE prices have been translated from ILS to dollars based on the exchange rate between the ILS and the dollar, as quoted by the Bank of Israel with respect to the date of the applicable high or low market price on the TASE.

	NASDAQ		TASE
	($) High	($) Low	($) High	($) Low
Two most recent financial quarters

Third Quarter 2015	2.92	2.05	2.98	2.06
Second Quarter 2015	3.91	2.75	3.94	2.88

Most recent six months

November 2015	2.63	2.11	2.56	2.09
October 2015	2.55	2.08	2.49	2.07
September 2015	2.49	2.05	2.54	2.06
August 2015	2.89	2.05	2.98	2.08
July 2015	2.92	2.39	2.97	2.43
June 2015	3.45	2.75	3.47	2.88

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the ordinary shares being offered for sale by the selling shareholders. We will incur all costs associated with the preparation and filing of the registration statement of which this prospectus is a part. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the applicable selling shareholders.

DESCRIPTION OF ORDINARY SHARES

As of December 31, 2014, our authorized share capital consisted of NIS 1,200,000, divided into 120,000,000 ordinary shares, par value NIS 0.01 per share, of which 69,202,431 ordinary shares were outstanding, all of which were fully paid, and 346,019 ordinary shares were issued and held by us as dormant shares. As of such date, under our incentive plan, there were options outstanding to purchase 3,339,412 ordinary shares at a weighted average price of $8.85per share and restricted share units outstanding in respect of 1,397,300 ordinary shares, with a purchase price of NIS 0.01 per share. The expiration dates of such awards range from July 2015 to December 2019.

As of September 30, 2015, our authorized share capital consisted of 120,000,000 ordinary shares, par value NIS 0.01 per share, of which 71,284,647 ordinary shares were outstanding, all of which were fully paid, and 346,019 ordinary shares were issued and held by us as dormant shares. As of such date, under our incentive plan, there were options outstanding to purchase 4,570,656 ordinary shares at a weighted average price of $6.16 per share and restricted share units outstanding in respect of 773,920 ordinary shares, with a purchase price of NIS 0.01 per share. The expiration dates of such awards range from October 2015 to May 2020.

In 2012, we issued 92,596 ordinary shares under our incentive plan at a weighted average price of $3.90 per share, 65,720 ordinary shares in partial consideration for the acquisition of Smilebox and 1,990,000 ordinary shares in partial consideration for the acquisition of SweetIM.

In 2013, we issued 436,727 ordinary shares under our incentive plan at a weighted average price of $5.22 per share.

In 2014, we issued 1,324,749 ordinary shares under our incentive plan at a weighted average price of $1.34 per share, 54.75 million ordinary shares in consideration for the acquisition of ClientConnect and 600,100 ordinary shares in partial consideration for the acquisition of Grow Mobile.

From January 1, 2015 to September 30, 2015, we issued 291,721 ordinary shares under our incentive plan at a weighted average price of $0.05 per share, 1,456,508 ordinary shares in partial consideration for the acquisition of Make Me Reach and 333,987 ordinary shares in consideration for an amendment to the terms of the Grow Mobile acquisition.

For more information, see our 2014 Annual Report.

TAXATION

For discussion of certain income tax considerations with respect to our ordinary shares, including distributions with respect to our ordinary shares, the sale or disposition of our ordinary shares, applicable Israeli taxes, U.S. federal, state and local taxes, the tax consequences to U.S. holders if we are a passive foreign investment company, and certain information reporting and backup withholding requirements, please see Item 10.E “Taxation” of our 2014 Annual Report.

WE ENCOURAGE EACH INVESTOR TO CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE EFFECTS OF APPLICABLE ISRAELI, U.S. FEDERAL, STATE AND LOCAL TAXES.

SELLING SHAREHOLDERS

The ordinary shares being offered by the selling shareholders are those previously issued to the selling shareholders.  For additional information regarding the issuances of those ordinary shares, see "Recent Developments" above.  We are registering the ordinary shares in order to permit the selling shareholders to offer the shares for resale from time to time.  Except for the ownership of the ordinary shares set forth in the table below, the selling shareholders have not had any material relationship with us within the past three years.

The table below lists the selling shareholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling shareholders.  The second and third columns list the number of ordinary shares beneficially owned by each selling shareholder, and the percentage of our outstanding shares represented thereby, respectively, based on its ownership of the ordinary shares, as of December 28, 2015.

The fourth column lists the ordinary shares being offered by this prospectus by the selling shareholders.

In accordance with the terms of the Registration Rights Agreement with the selling shareholders, this prospectus generally covers the resale of the maximum number of ordinary shares issued to the selling shareholders, as provided in the Registration Rights Agreement. The fifth column assumes the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.

The selling shareholders may sell all, some or none of their shares in this offering. See "Plan of Distribution".

The term “selling shareholders” also includes any transferees, pledgees, donees, or other successors in interest to the selling shareholders named in the table below.

Name and Address of Selling Shareholder	Shares Owned Prior to the Offering (as of December 28, 2015)	Percentage of Outstanding Ordinary Shares Owned Prior to the Offering	Maximum Number of Shares being Offered Pursuant to this Prospectus	Number of Shares to be Owned Immediately After Sale of Maximum Number of Shares in the Offering
				# of Shares	% of Class
J.P. Morgan Investment Management Inc. (1) 320 Park Avenue New York, NY 10022	8,639,965	11.3%	4,436,898	4,203,067	5.5%

(1)
The 8,639,965 ordinary shares owned prior to the offering consist of (i) 4,203,067 ordinary shares directly held by Project Condor LLC (“Condor”); (ii) 4,382,121 ordinary shares directly held by the National Council for Social Security Fund (“SSF”); and (iii) 54,777 ordinary shares held by 522 Fifth Avenue Fund, L.P. (“522 Fund”).  The 4,436,898 ordinary shares being offered pursuant to this prospectus consist of the ordinary shares directly held by SSF and 522 Fund.  J.P. Morgan Investment Management Inc. (“JPMIM”), a registered investment advisor, serves as investment advisor to each of SSF, 522 Fund and the members of Condor.  JPMIM exercises its voting and dispositive power over these ordinary shares through an investment committee of over 30 individuals in its Private Equity Group, each with an equal vote.  Each of JPMIM and 522 Fund is an affiliate of a broker-dealer but has certified to us that the purchases of these ordinary shares were made in the ordinary course of business and at the time of purchase it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.  Based upon, and qualified in its entirety with reference to, a Schedule 13G filed with the SEC on December 10, 2015, by JPMIM and SSF and supplemental information provided by these shareholders to us.

We may notify the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Information concerning the selling shareholders may change from time to time and any changed information will be set forth in post-effective amendments or prospectus supplements if and when necessary.

PLAN OF DISTRIBUTION

Each selling shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their ordinary shares covered hereby on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, if available, or any other available exemption, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume.  The selling shareholders may also sell ordinary shares short and deliver these ordinary shares to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these ordinary shares.  The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this prospectus, which ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the ordinary shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling shareholder informed us as of the time of purchase of its ordinary shares that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the ordinary shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the ordinary shares.  We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the ordinary shares may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the ordinary shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The ordinary shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the ordinary shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ordinary shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the selling shareholders or any other person.  We will make copies of this prospectus available to the selling shareholders to enable them to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPENSES

We have incurred, or expect to incur, the following estimated expenses in connection with this prospectus:

SEC registration fees	$1,672
Legal fees and expenses	$20,000
Accounting fees and expenses	$5,000
Printing and EDGAR formatting expenses	$500
Miscellaneous	$2,828

TOTAL	$30,000

LEGAL MATTERS

The validity of the securities offered hereby and other legal matters under Israeli law relating to any offering will be passed upon for us by Goldfarb Seligman & Co., Tel-Aviv, Israel.

EXPERTS

Our consolidated financial statements for the three years ended December 31, 2014 incorporated in this prospectus by reference to our Report on Form 6-K filed on April 6, 2015 have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in Israel, most of our executive officers and directors and the Israeli experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons' assets are located outside the United States. For further information regarding enforceability of civil liabilities against us and other persons, see the discussions in Item 3 of our 2014 Annual Report under the caption “Risk Factors — Risks Related to Our Operations in Israel — Investors and our shareholders generally may have difficulties enforcing a U.S. judgment against us, our executive officers and our directors or asserting U.S. securities laws claims in Israel”.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act. In addition, we file reports with, and furnish information to, the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy the registration statement and any other documents we have filed or furnished with the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549, Room 1580. You may call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations. Our SEC filings are also available to the public through the SEC’s web site at www.sec.gov. Information contained in such website is not part of this prospectus.  These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services. We also generally make available on our own web site (www.perion.com) our quarterly financial data and year-end financial statements as well as other information. Information contained in our website is not part of this prospectus.

As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information contained in the registration statement and the exhibits and schedules thereto. As such, we make reference in this prospectus to the registration statement and to the exhibits and schedules thereto. For further information about us and about our ordinary shares, you should consult the registration statement and the exhibits and schedules thereto. You should be aware that statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•
Form 8-A, File No. 000-51694, filed on December 22, 2005, which incorporates by reference the description of our ordinary shares set forth under the caption “Description of Share Capital” in the preliminary prospectus included in the registration statement on Form F-1 (File No. 333-129246) filed on October 25, 2005, and any amendment or report filed for the purpose of updating that description;

•	Report on Form 6-K filed with the SEC on April 6, 2015 (audited 2014 financial statements);

•	Annual Report on Form 20-F for the fiscal year ended December 31, 2014 filed with the SEC on April 16, 2015;

•	The GAAP financial statements attached to the Report on Form 6-K filed with the SEC on May 6, 2015 (first quarter 2015 unaudited financial results);

•
The GAAP financial statements and operating results and financial review attached to the Report on Form 6-K filed with the SEC on September 24, 2015 (second quarter 2015 unaudited financial statements);

•	The GAAP financial statements attached to the Report on Form 6-K filed with the SEC on November 3, 2015 (third quarter 2015 unaudited financial results);

•	Report on Form 6-K filed with the SEC on December 3, 2015 (S&P credit watch); and

•
any report on Form 6-K, or any part thereof, filed after the date of the initial registration statement and prior to its effectiveness, which states that it, or any part thereof, is being incorporated by reference herein.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F and any report on Form 6-K, or any part thereof, which states that it, or any part thereof, is being incorporated by reference herein, in each case filed by the registrant pursuant to the Exchange Act prior to the termination of the offering made by this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at our headquarters, which is currently located at 26 HaRokmim St., Holon 5885849, Israel, Attn: Corporate Secretary, telephone number: +972-73-398-1572. Copies of these filings may also be accessed at our website, www.perion.com. Information contained in our website is not part of this prospectus.

A copy of this prospectus, our memorandum of association and our articles of association, are available for inspection at our offices at the above address.

We are subject to the reporting requirements of the Exchange Act, as applicable to “foreign private issuers” as defined in Rule 3b-4 under the Exchange Act, and in accordance therewith, we file annual reports and other information with the SEC. As a foreign private issuer, we are exempt from certain provisions of the Exchange Act.  Accordingly, our proxy solicitations are not subject to the disclosure and procedural requirements of Regulation 14A under the Exchange Act and transactions in our equity securities by our officers and directors are exempt from reporting and the “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Notwithstanding the foregoing, we furnish reports with the SEC on Form 6-K containing unaudited financial information for the first three quarters of each fiscal year and we solicit proxies and furnish proxy statements for all meetings of shareholders, a copy of which proxy statement is furnished promptly thereafter with the SEC under the cover of a Report on Form 6-K. We publish annually an annual report on our website containing financial statements that have been examined and reported on, with an opinion expressed by, a qualified independent auditor or certified public accountant.  We prepare our financial statements in United States dollars and in accordance with U.S. GAAP.

PERION NETWORK LTD.

4,436,898 Ordinary Shares
__________________

PROSPECTUS
__________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of association allow us to indemnify, exculpate and insure our office holders, which includes our directors, to the fullest extent permitted by the Israeli Companies Law, 5769-1999 (other than with respect to certain expenses in connection with administrative enforcement proceedings under the Israeli Securities Law, 5728-1968), provided that procuring this insurance or providing this indemnification or exculpation is duly approved by the requisite corporate bodies.

Under the Companies Law, a company may indemnify an office holder in respect of some liabilities, either in advance of an event or following an event. If a company undertakes to indemnify an office holder in advance against monetary liability incurred in his or her capacity as an office holder, whether imposed in favor of another person pursuant to a judgment, a settlement or an arbitrator’s award approved by a court, the indemnification must be limited to foreseeable events in light of the company’s actual activities at the time of the indemnification undertaking and to a specific sum or a reasonable criterion under such circumstances, as determined by the board of directors.

Under the Companies Law, only if and to the extent provided by its articles of association, a company may indemnify an office holder against the following liabilities or expenses incurred in his or her capacity as an office holder:

•	any monetary liability whether imposed on him or her in favor of another person pursuant to a judgment, a settlement or an arbitrator’s award approved by a court;

•
reasonable litigation expenses, including attorneys’ fees, incurred by him or her as a result of an investigation or proceedings instituted against him or her by an authority empowered to conduct an investigation or proceedings, which are concluded either (i) without the filing of an indictment against the office holder and without the levying of a monetary obligation in lieu of criminal proceedings upon the office holder, or (ii) without the filing of an indictment against the office holder but with levying a monetary obligation in substitute of such criminal proceedings upon the office holder for a crime that does not require proof of criminal intent;

•
reasonable litigation expenses, including attorneys’ fees, in proceedings instituted against him or her by the company, on the company’s behalf or by a third-party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for a crime that does not require proof of criminal intent; and

•
reasonable litigation expenses, including attorneys’ fees, incurred by him or her as a result of an administrative enforcement proceeding instituted against him or her. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on him or her in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law and expenses that he or she incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees.

Under the Companies Law, a company may obtain insurance for an office holder against liabilities incurred in his or her capacity as an office holder, if and to the extent provided for in its articles of association. These liabilities include a breach of duty of care to the company or a third-party, a breach of duty of loyalty and any monetary liability imposed on the office holder in favor of a third-party.

A company may, in advance only, exculpate an office holder for a breach of the duty of care, except in connection with a distribution of dividends or a repurchase of the company’s securities. A company may not exculpate an office holder from a breach of the duty of loyalty towards the company.

Under the Companies Law, however, an Israeli company may only indemnify or insure an office holder against a breach of duty of loyalty to the extent that the office holder acted in good faith and had reasonable grounds to assume that the action would not prejudice the company. In addition, an Israeli company may not indemnify, insure or exculpate an office holder against a breach of duty of care if committed intentionally or recklessly, or an action committed with the intent to derive an unlawful personal gain, or for a fine or forfeit levied against the office holder.

We have purchased liability insurance and entered into indemnification and exculpation agreements for the benefit of our office holders in accordance with the Companies Law and our articles of association.

ITEM 9.	EXHIBITS

Exhibit Number	Description of Document
4.1	Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1/A filed on January 26, 2006)
5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1)
23.2	Consent of Kost Forer Gabbay & Kasierer
24.1	Power of Attorney (included on signature page)

ITEM 10.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the Registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Holon, Israel, on December 29, 2015.

Perion Network Ltd. By: /s/ Josef Mandelbaum Josef Mandelbaum Chief Executive Officer

POWER OF ATTORNEY

Know all persons by these presents, that each person whose signature appears below, constitutes and appoints each of Josef Mandelbaum and Yacov Kaufman as his or her true and lawful attorney-in-fact and agent, upon the action of such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Perion Network Ltd. to comply with the Securities Act of 1933, as amended, or the Securities Act, and any requirements of the Securities and Exchange Commission, or the SEC, in respect thereof, in connection with the filing with the SEC of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Josef Mandelbaum Josef Mandelbaum	Chief Executive Officer and Director (principal executive officer)	December 29, 2015
/s/ Yacov Kaufman Yacov Kaufman	Chief Financial Officer (principal financial and accounting officer)	December 29, 2015
/s/ Tamar Gottlieb Tamar Gottlieb	Chairperson and Director	December 29, 2015
/s/ Alan Gelman Alan Gelman	Director	December 29, 2015

/s/ Dror Erez Dror Erez	Director	December 29, 2015
/s/ David Jutkowitz David Jutkowitz	Director	December 29, 2015
/s/Avichay Nissenbaum Avichay Nissenbaum	Director	December 29, 2015
/s/ Roy Gen Roy Gen	Director	December 29, 2015
/s/ Michael Vorhaus Michael Vorhaus	Director	December 29, 2015

Authorized Representative
in the United States:

Smilebox Inc.

By: /s/ Josef Mandelbaum
Name: Josef Mandelbaum
Title: Chief Executive Officer	December 29, 2015

Exhibit Number	Description of Document
5.1	Opinion of Goldfarb Seligman & Co.
23.1	Consent of Goldfarb Seligman & Co. (included in Exhibit 5.1)
23.2	Consent of Kost Forer Gabbay & Kasierer
24.1	Power of Attorney (included on signature page)